                                                                      EXHIBIT 23


               Consent of Independent Certified Public Accountants




We have issued our report dated June 23, 1999 accompanying the financial statements and schedule included in the Annual Report of Summa Rx Laboratories, Inc. on Form 10-K for the year ended April 30, 1999. We hereby consent to the incorporated by reference of said report in the Registration Statement of Summa Rx Laboratories, Inc. on Form S-8 (File No. 33- 9475 effective October 9, 1996).




GRANT THORNTON LLP

Dallas, Texas
August 12, 1999